Exhibit 4.3

** GWG HOLDINGS, INC. **

RENEWABLE SECURED DEBENTURE SUBSCRIPTION AGREEMENT

To purchase a Renewable Secured Debenture, please complete this form and write a check payable to GWG Holdings, Inc. ("GWG"). Send this subscription agreement along with your check and any other documents requested below to GWG Holdings, Inc., 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402, or to your broker-dealer. If you have any questions, please call GWG Holdings, Inc. at 877-494-2388, or your broker-dealer.

PURCHASE

DEBENTURE AMOUNT *Note:* minimum principal amount of $25,000. Any amount above the minimum principal must be purchased in $1,000 increments.	TERMS AND SUBSCRIPTION AMOUNT (please select one for each debenture):		INTEREST PAYMENT FREQUENCY (please select one for each debenture):	
TOTAL	**Offering Term**	**Principal**	**Monthly***	**Annual**
	☐ 6 Month		☐	
	☐ 1 Year		☐	
	☐ 2 Years		☐	☐
Qualified or Non-Qualified Funds	☐ 3 Years		☐	☐
☐ Qualified	☐ 4 Years		☐	☐
☐ Non-Qualified	☐ 5 Years		☐	☐
	☐ 7 Years		☐	☐

* The monthly payment date is the 15th calendar day (or, if such date is not a business day, then the next business day thereafter). A 1099 will be issued annually based upon tax year(s) earnings.

OWNERSHIP

(Please select one form of ownership):

☐ Individual Investor

☐ Corporation, LLC, Partnership, or Trust
Note: Please include a trust resolution or the appropriate corporation or partnership documents authorizing you to make this investment.

☐ IRA, Employee Benefit Plan or other retirement plan

☐ Joint Tenants with right of survivorship
Note: Both joint tenants must sign this agreement.

☐ Tenants in Common
Note: Both joint tenants must sign this agreement.

☐ Other (e.g., custodian for minor)

STATEMENTS

*All reports, notices and information will be sent to the email address indicated below. In the event GWG recieves notice that an email transmission has failed to be delivered, GWG will mail reports, notices and other information to the physical address on file. **Please note that the agreements for the renewable secured debenture permits GWG to charge you for the cost of processing and delivery of hardcopy reports, notices and information. See section 2.14 of the indenture. If you do not wish to receive reports and information in electronic format by email, please contact GWG at 877-494-2388. GWG will not share or sell your contact information.**

Email Address ____________________

CERTIFICATION

Under penalities of perjury, I hereby declare and certify that (**please intial each box**):

☐ • I am a bona fide resident of the state listed in the primary mailing address;

☐ • I have received a copy of the Prospectus;

☐ • I acknowledge that the Debenture is an obligation of GWG only and that it is not a bank certificate of deposit and is not guaranteed or insured by the FDIC or any other entity (other than GWG Life Settlements, LLC, a wholly owned subsidiary of GWG Holdings, Inc.). I also acknowledge that the Debenture is illiquid and is not traded on any secondary market, and further, that I hereby risk the entire loss of my principal and all accrued but unpaid interest by purchasing the Debenture;

☐ • the social security number or tax identification number listed below is correct;

☐ • I am not subject to backup withholding, either because the Internal Revenue Service has not notified me that I am subject to backup withholding as a result of a failure to report all interest or dividends or I have been notified that I am no longer subject to backup withholding; and

☐ • I acknowledge that my purchase is subject to the terms contained in the Prospectus, may be rejected in whole or in part, and will not become effective until accepted by GWG. Additionally, I authorize GWG or any of its designees to share any information regarding my investments with the financial professional representing me in this transaction, unless authorization is expressly rescinded by me in writing.

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GWG

** GWG HOLDINGS, INC. **

RENEWABLE SECURED DEBENTURE SUBSCRIPTION AGREEMENT

DIRECT DEPOSIT

DIRECT DEPOSIT ACCOUNT INFORMATION
(This section is required to be completed, regardless of frequency of payment chosen or option to roll interest)

☐ I currently receive direct deposit payments from an existing GWG investment. Please deposit all principal and interest payments for this/these new debenture(s) into the same account.

☐ Please deposit my payments into the account listed below.
Note: If this option is chosen, the account owner must attach a VOIDED check.

Please attach voided check or deposit slip here for direct deposit:

Your Name
Any Street, Anytown
Tel: (001) 555-0000
DATE
PAY TO THE ORDER OF
$
/100 DOLLARS
Any Bank
Any Street, Anytown
Tel: (001) 555-5555
MEMO
MP
VOID

Account Owner Name(s)

☐ Checking ☐ Savings ☐ Other

Bank Routing Number (9 digits)

Account Number

Bank Name

Branch Location

As the investor of record and authorized signatory of the account listed above, by signing this agreement, I authorize GWG Holdings, Inc., its affiiates, or its agents (collectively referred to hereinafter as "GWG") to deposit interest and principal payments owed to me by initiating account credit entries to my financial institution listed on this form. Further, I authorize my financial institution to accept and to credit any credit entries initiated by GWG to the listed account. In the event of an erroneous credit entry, I also authorize GWG to debit the account for an amount not to exceed the original amount of the erroneous credit. This authorization shall remain in full force and effect until GWG and my financial institution have received written notice from me of its termination in such time and in such manner as to afford GWG and my financial institution reasonable opportunity to act on it. In the event the listed account is closed, I will promptly notify GWG of an alternate account into which payments can be made.

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**SUITABILITY REQUIREMENTS**

State	Suitability Requirements
Arizona and North Dakota
Investors must have either (i) a minimum of $150,000 (or $200,000 when combined with a spouse) in gross income during the prior year and a reasonable expectation that the investor will have at least such income in the current year, or (ii) a minimum net worth of $350,000 (or $400,000 when combined with a spouse), exclusive of home, home furnishings and automobiles, with the investment in debentures offered hereby not exceeding 10% of the net worth of the investor (together with a spouse, if applicable).

Iowa and New Jersey	Investors must be “accredited investors” as that term is defined in Rule 501(a) under the Securities Act of 1933.

Idaho	It is recommended by the Idaho Department of Finance that Idaho investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar investments which may be considered speculative. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

Kentucky
Investors are required to have either (i) a minimum gross annual income of $100,000 and a minimum net worth (excluding the value of homes, furnishings, and personal automobiles) of $150,000, or (ii) a minimum net worth (excluding the value of homes, furnishings, and personal automobiles) of $250,000.

Kansas	It is required by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in the securities of the company and other similar programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

Maine
The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar offerings not exceed 10% of the investor’s liquid net worth.  For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.equivalents and readily marketable securities, as

Oklahoma	Purchases by investors should not exceed 10% of their new worth. For this purpose, “net worth” is determined exclusive of the value of a home, home furnishings and automobiles.

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GWG

** GWG HOLDINGS, INC. **

RENEWABLE SECURED DEBENTURE SUBSCRIPTION AGREEMENT

The undersigned Subscriber, desiring to purchase GWG Renewable Secured Debentures pursuant to the Prospectus (which term includes all exhibits and supplements thereto and any amendments thereof) of GWG Holdings, Inc. a Delaware corporation (the "Company"), by executing this Signature Page, hereby agrees to be bound by all terms of this Subscription Agreement, and further hereby executes, adopts, makes, confirms and agrees to all terms, conditions, representations and warranties of this Subscription Agreement.

** INDIVIDUAL OR JOINT SUBSCRIBERS SIGNATURE**

(This portion should be completed only if Subscriber(s) are either one or two individual persons)

CONTACT INFO

CLIENT

Print Name of Subscriber

Print Name of Co-Subscriber (if any)

- -

Subscriber SS#

- -

Co-Subscriber SS# (if any)

/ /

Subscriber Date of Birth (MM/DD/YYYY)

/ /

Co-Subscriber Date of Birth (if any) (MM/DD/YYYY)

Mailing Address

City

State

Zip

( ) -

Subscriber Primary Phone

( ) -

Subscriber Secondary Phone

Email Address

SIGNATURES

CLIENT

Signature of Subscriber

Signature of Co-Subscriber (if any)

/ /

Date Signed

/ /

Date Signed

* If investor is not a United States citizen, furnish IRS Form W-8BEN with this Subscription Agreement

ENTITY SIGNATURE

(This portion should be completed when the Subscriber is a Trust, LLC, Custodian, or other legal entity)

CONTACT INFO

Name of Subscriber

FBO (if Subscriber is a Custodian)

Tax ID of Subscriber

/ /

Subscriber Date of Incorporation or Delaration of Trust (MM/DD/YYYY)

Email Address

CUSTODIAN

Mailing Address

City

State

Zip

( ) -

Primary Phone

CLIENT

Mailing Address

City

State

Zip

( ) -

Primary Phone

SIGNATURES

CUSTODIAN

Print Name of Authorized Signor and Title

Authorized Signature

/ /

Date Signed

STAMP HERE if applicable

CLIENT

Print Name of Client

Client Signature

/ /

Date Signed

* If investor is not a United States citizen, furnish IRS Form W-8BEN with this Subscription Agreement

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DFM041201V3

** GWG HOLDINGS, INC. **

RENEWABLE SECURED DEBENTURE SUBSCRIPTION AGREEMENT

AGENT CERTIFICATION

BASED ON THE INFORMATION OBTAINED FROM THE SUBSCRIBER CONCERNING HIS OR HER INVESTMENT OBJECTIVES, HIS OR HER OTHER INVESTMENTS, AND HIS OR HER FINANCIAL SITUATION AND NEEDS, THE UNDERSIGNED AGENT HAS REASONABLE GROUNDS TO BELIEVE THAT AN INVESTMENT IN THE DEBENTURE OF THE COMPANY IS SUITABLE FOR THE SUBSCRIBER. PRIOR TO THE SUBSCRIBER EXECUTING THIS SUBSCRIPTION AGREEMENT, THE UNDERSIGNED AGENT HAS INFORMED THE SUBSCRIBER OF ANY COMPENSATION THE UNDERSIGNED AGENT SHALL RECEIVE ON ACCOUNT OF THE SALE OF THE DEBENTURES HEREIN AND ALL PERTINENT FACTS RELATING TO AN INVESTMENT IN THE DEBENTURES, INCLUDING THE RISK FACTORS DISCLOSED IN THE PROSPECTUS. THE UNDERSIGNED BELIEVES THAT THE REPRESENTATIONS AND WARRANTIES EXPRESSED HEREINABOVE ARE TRUE AND CORRECT.

FOR COMPLETION BY AGENT

ADVISOR

Is this investment in a Fee Based Account? ☐ Yes ☐ No

Agent

Firm

Address

City State Zip

( ) -

Phone Number Email

By

Agent's Authorized Signature

FOR COMPLETION BY BROKER DEALER/RIA

BROKER DEALER/RIA

Name of Broker-Dealer/RIA

Printed Name of Authorized Broker-Dealer/RIA

Authorized Signature of Broker-Dealer/RIA

FOR COMPLETION BY GWG

GWG

Subscription accepted by the Company

STAMP HERE

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